UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 15, 2017

AMERICAN TOWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue
Boston, Massachusetts 02116
(Address of Principal Executive Offices) (Zip Code)
(617) 375-7500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On December 15, 2017, American Tower Corporation (the “Company”) entered into three separate amendment agreements (each an “Amendment” and collectively, the “Amendments”) to amend the agreements for each of its (i) multi-currency senior unsecured revolving credit facility entered into in June 2013 with Toronto Dominion (Texas) LLC (“TD”) as Administrative Agent (as defined therein), as amended (the “2013 Credit Facility”), (ii) senior unsecured revolving credit facility entered into in January 2012 and amended and restated in September 2014 with TD as Administrative Agent (as defined therein), as further amended (the “2014 Credit Facility”) and (iii) unsecured term loan entered into in October 2013 with Mizuho Bank, Ltd. as Administrative Agent (as defined therein), as amended (the “Term Loan,” and, collectively with the 2013 Credit Facility and the 2014 Credit Facility, the “Loans”).

The Amendments to the 2013 Credit Facility, the 2014 Credit Facility and the Term Loan, among other things, extend the maturity dates by one year to June 28, 2021, January 31, 2023 and January 31, 2023, respectively. In addition, the Amendment to the 2013 Credit Facility reduces the Applicable Margins (as defined in the 2013 Credit Facility) and the commitment fees set forth therein.

Except as described above, all of the other material terms of the Loans remain in full force and effect.

The foregoing description is only a summary of certain provisions of the Amendments and is qualified in its entirety by the terms of the Amendments, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date:	December 15, 2017	By:	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Executive Vice President, Chief Financial Officer and Treasurer